UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2006 (May 30, 2006)

Innovative Card Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	14-1861651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 2160, Los Angeles CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2006, Innovative Card Technologies, Inc. (the "Company")issued a press release announcing the completion of a private equity financing pursuant to which it raised gross proceeds of $11,356,500. T.R. Winston & Company served as the placement agent for financing. The placement was a sale of 3,785,500 shares of restricted common stock at $3.00 per share. T.R. Winston will receive a cash placement fee of 5% of the proceeds and a warrant to purchase 113,565 shares of common stock of the Company at $3.30 per share.

Each investor qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued and (4) none of the shares issued were offered in conjunction with any public offering. There are no material relationships between the Company, the investors or their respective affiliates.

The securities sold pursuant to the equity financing have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Registration Rights Agreement between the Company and the investors, dated May 26, 2006, the Company is required to file a registration statement on Form SB-2 within 45 days after  the closing of the transaction for purposes of registering the resale of the shares of common stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to TR Winston dated as of May 30, 2006
10.1	Form of Securities Purchase Agreement dated May 30, 2006
10.2	Form of Registration Rights Agreement dated May 30, 2006
99.1	Press Release dated May 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Card Technologies, Inc.
(Registrant)

Date: May 30, 2006	By:	/s/ Bennet P. Tchaikovsky
Name: Bennet P. Tchaikovsky
Title: Chief Financial Officer